    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1999

                                                      REGISTRATION NO. 333-68903
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                   FORM S-3/A


                                AMENDMENT NO. 2


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           KIMBERLY-CLARK CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                     DELAWARE                                           39-0394230
             (State of incorporation)                      (I.R.S. Employer Identification No.)

                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                               O. GEORGE EVERBACH
                            SENIOR VICE PRESIDENT --
                           LAW AND GOVERNMENT AFFAIRS
                           KIMBERLY-CLARK CORPORATION
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               ALLAN G. SPERLING
                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                                1 LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THE PROSPECTUS CONTAINED HEREIN IS, PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, A COMBINED PROSPECTUS WHICH MEETS THE REQUIREMENTS OF SUCH ACT FOR USE IN CONNECTION WITH THE DEBT SECURITIES COVERED BY THIS REGISTRATION STATEMENT AND THE DEBT SECURITIES COVERED BY THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-45399. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-45399, AND SUCH POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE, CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT, IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933.
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

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

                             DATED AUGUST 20, 1999


                       [KIMBERLY CLARK LOGO] Corporation
                                Debt Securities
                             ---------------------

By this prospectus, we may offer and sell our debt securities for proceeds of up to $700,000,000 or an equal amount in any other currency.

This prospectus describes the general terms of the debt securities. We will describe the specific terms of the debt securities in a prospectus supplement. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer the debt securities directly or through underwriters, agents or dealers, which may include Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated. The prospectus supplement will give the names of these underwriters, agents or dealers and describe the specific terms of the plan of distribution for the offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is          , 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE DEBT SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE DEBT SECURITIES AND IT IS NOT THE SOLICITATION OF AN OFFER TO BUY THE DEBT SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         WHERE TO FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the debt securities that we may offer and sell. This prospectus is part of that registration statement. As permitted by the rules of the SEC, this prospectus does not contain all the information provided in the registration statement or the exhibits to the registration statement.

We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following SEC regional offices: Room 3190, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and 13th Floor, 7 World Trade Center, New York, New York 10048. You may call the SEC at 1-800-SEC-0330 for more information concerning its public reference rooms and regional offices. Our SEC filings also are available to the public from the SEC's web site at http://www.sec.gov. You also may inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle, Chicago, Illinois 60605; and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC updates and supersedes this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:


     - Our annual report on Form 10-K for the year ended December 31, 1998, as amended by the Form 10-K/A filed with the SEC on August 6, 1999, including portions of our 1998 annual stockholders' report and 1999 proxy statement incorporated by reference into the Form 10-K and Form 10-K/A.



     - Our quarterly report on Form 10-Q for the quarter ended March 31, 1999, as amended by the Form 10-Q/A filed with the SEC on August 6, 1999.



     - Our quarterly report on Form 10-Q for the quarter ended June 30, 1999.



     - Our current reports on Form 8-K, dated January 26, 1999, March 12, 1999, March 16, 1999 and July 22, 1999.


We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 972-281-1200); attention: Donald M. Crook, Secretary.

                         DESCRIPTION OF KIMBERLY-CLARK

Kimberly-Clark and its subsidiaries manufacture and market throughout the world a wide range of products for personal, business and industrial uses. Most of these products are made from natural and synthetic fibers using advanced technologies in fibers, nonwovens and absorbency. Our businesses are separated into three segments: tissue; personal care; and health care and other. Consolidated net sales of our products and services totaled approximately $12.3 billion in 1998.


The tissue segment includes facial and bathroom tissue, paper towels and wipers for household and away-from-home use; wet wipes; printing, premium business and correspondence papers; and related products. Products in this business segment are sold under the Kleenex, Scott, Kimberly-Clark, Kleenex Cottonelle, Kleenex Viva, Huggies, Kimwipes, Wypall and other brand names.



The personal care segment includes disposable diapers; training and youth pants; feminine and incontinence care products; and related products. Products in this business segment are primarily for household use and are sold under a variety of well-known brand names, including Huggies, Pull-Ups, Little Swimmers, GoodNites, Kotex, New Freedom, Lightdays, Depend, Poise and KimCare.


The health care and other segment includes health care products such as surgical packs and gowns, sterilization wraps and disposable face masks; specialty and technical papers and related products; and other products. Products in this segment are sold under the Kimberly-Clark, Tecnol and other brand names.

Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is (972) 281-1200.

                       RATIO OF EARNINGS TO FIXED CHARGES


Our ratio of earnings to fixed charges for the applicable six month periods and the last five years has been as follows:



SIX MONTHS ENDED                              RATIO OF EARNINGS
JUNE 30,                                      TO FIXED CHARGES
----------------                              -----------------
1999........................................        8.21(1)
1998........................................        6.82(2)



YEAR ENDED                                    RATIO OF EARNINGS
DECEMBER 31,                                  TO FIXED CHARGES
------------                                  -----------------
1998........................................        7.07(3)
1997........................................        7.08(4)
1996........................................        7.24(5)
1995........................................        3.57(6)
1994........................................        4.51


---------------


(1) Includes pretax charges of $28.6 million for business improvement and other programs, a pretax charge of $9.0 million for severances related to the Mobile,

    Alabama pulp operation and nonoperating credits of $23.4 million. Excluding these charges and credits, the ratio was 8.31.



(2) Includes pretax charges of $125.7 million for business improvement and other programs and $24.3 million for contract termination fees related to the Mobile, Alabama pulp mill. Excluding these charges, the ratio was 8.00.



(3) Includes pretax charges of $377.8 million for business improvement and other programs and $42.3 million for contract termination fees and severances related to the Mobile, Alabama pulp mill. Excluding these charges, the ratio was 8.60.



(4) Includes pretax charges of $478.3 million for business improvement and other programs. Excluding these charges, the ratio was 9.08.



(5) Includes pretax charges of $429.9 million for business improvement and other programs. Excluding these charges, the ratio was 8.92.



(6) Includes pretax charges of $814.3 million for business improvement and other programs. Excluding these charges, the ratio was 6.20.


                                USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities for general corporate purposes. These purposes may include one or more of the following:

     - reduction of our existing indebtedness;

     - working capital;

     - capital expenditures;

     - investments in subsidiaries and equity companies;

     - share repurchases; and/or

     - future acquisitions.

Until we actually apply the proceeds, we will invest them in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

The general provisions of the debt securities are described below. The specific terms of the debt securities and the extent, if any, to which the general provisions may not apply will be described in a prospectus supplement.

The debt securities will be issued under the first amended and restated indenture dated as of March 1, 1988, as amended by the first and second supplemental indentures dated as of November 6, 1992 and May 25, 1994, respectively, with The First National Bank of Chicago, as successor trustee under an instrument of resignation, appointment and acceptance dated as of December 12, 1995.


The following description of the debt securities is not complete, but it describes all material provisions of the indenture. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be of interest to you. For information on obtaining a copy of the indenture, see "Where to Find More Information" in this prospectus.

GENERAL

The debt securities will be limited to $700,000,000 of proceeds. They will be unsecured obligations and will rank equally and ratably with all of our other currently outstanding unsecured and unsubordinated debt. In addition to the debt securities that we may offer in this prospectus, we may issue additional debt in an unlimited amount in one or more series under the indenture or other agreements. This additional debt may contain provisions different from those included in the indenture or applicable to one or more series of debt securities.

PROSPECTUS SUPPLEMENT

You should refer to the prospectus supplement for the following specific terms of the debt securities:

     - their title;

     - any limits on their aggregate principal amount;

     - the initial offering price(s) at which they will be sold;

     - the date(s) on which the principal will be payable;

     - the rate(s) (which may be fixed or variable) at which they will bear interest, if any, and the date(s) from which the interest, if any, will accrue;

     - the date(s) on which the interest, if any, will be payable and any record dates for the interest payments;

     - any sinking fund or similar provisions, whether mandatory or at your option, along with the periods, prices and terms of redemption, purchase or repayment;

     - any provisions for redemption or purchase, at our option or otherwise, including the periods, prices and terms of redemption or purchase;

     - the amount or percentage payable if their maturity is accelerated, if other than the entire principal amount;

     - the currency of our payments of principal, premium, if any, and interest, and any index used to determine the amounts of such payments;

     - any defeasance provisions with respect to the amount we owe, restrictive covenants and/or events of default; and

     - any other terms in addition to those described in this prospectus.

We may issue debt securities as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations relating to original issue discount securities will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily protect you in the event of a highly leveraged or other transaction to which we are or may become a party.

RESTRICTIVE COVENANTS

MEANINGS OF TERMS

     - When we use the term "attributable debt" in the context of a sale and lease-back transaction, we mean the present value of our obligation to pay rent. We exclude from this calculation any amounts we pay for maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, or amounts contingent upon sales amounts.

     - When we use the term "consolidated net tangible assets," we mean the total amount of our assets minus (a) applicable reserves, (b) current liabilities which are not extendible or renewable into, and do not reflect current maturities of, long-term debt, and (c) intangible assets. Our consolidated net tangible assets include any attributable debt with respect to a sale and lease-back transaction which is not capitalized on our balance sheet.

     - When we use the term "principal property," we mean any of our United States manufacturing facilities or timberlands which has an individual gross book value in excess of 1% of our consolidated net tangible assets and which is owned by us or any restricted subsidiary. If our board of directors decides that any facility or timberland is not of material importance, it will not be considered a principal property.


     - When we use the term "restricted subsidiary," we mean any of our subsidiaries (a) which owns substantially all of its property or conducts substantially all of its business in the United States, and (b) which owns a principal property. The term does not include subsidiaries whose business consists principally of financing or leasing activities.


     - When we use the term "sale and lease-back transaction," we mean any arrangement where we or any restricted subsidiary lease a principal property from a third party and the principal property has been or is to be sold or transferred by us or the restricted subsidiary to the third party with the intention of taking back the lease. The term does not include temporary leases of three years or less or certain intercompany leases.

LIENS. Section 1004 of the indenture provides that we will not, and will not permit any restricted subsidiary to, issue, assume or guarantee any debt secured by a mortgage, security interest, pledge or lien (hereafter called "mortgage") of or on any principal property, or any shares of capital stock or debt of any restricted subsidiary, without also providing that the debt securities shall be secured by the mortgage equally and ratably with or prior to such debt. This restriction does not apply to:

     - mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or debt acquired by, us or any restricted subsidiary to secure debt which finances all or any part of (a) the purchase price of the property, shares or debt, or (b) the cost of constructing or improving the property, and which debt is incurred prior to or within 360 days after the acquisition, completion of construction or commencement of commercial operations of the property;

     - mortgages on any property, shares of capital stock or debt existing at the time we or any restricted subsidiary acquires the property, shares or debt;

     - mortgages on property of a corporation existing at the time that corporation merges with us or any restricted subsidiary or at the time that corporation sells or transfers all or substantially all of its properties to us or any restricted subsidiary;

     - mortgages on any property, shares of capital stock or debt of any corporation existing at the time that corporation becomes a restricted subsidiary;

     - mortgages to secure intercompany debt among us and/or any of our restricted subsidiaries;

     - mortgages in favor of governmental bodies to secure advance or progress payments or to secure the purchase price of the mortgaged property; and

     - extensions, renewals or replacements of any existing mortgage or any mortgage referred to above.

In addition, we or any restricted subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee debt secured by a mortgage not excepted above, if the aggregate amount of the debt, together with
(a) all other debt secured by mortgages not so excepted, and (b) the attributable debt with respect to sale and lease-back transactions, does not at the time exceed 5% of our consolidated net tangible assets. For purposes of clause (b) of this calculation, certain sale and lease-back transactions in which the attributable debt shall have been applied to the optional prepayment or retirement of long-term debt are excluded.

Arrangements under which we or any restricted subsidiary transfer an interest in timber but retain an obligation to cut the timber in order to provide the transferee with a specified amount of money will not create a mortgage or a sale and lease-back transaction prohibited by the indenture.

SALE AND LEASE-BACK TRANSACTIONS. Section 1005 of the indenture provides that neither we nor any restricted subsidiary may engage in sale and lease-back transactions with respect to any principal property unless:

     - we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property pursuant to the exceptions described in "LIENS" above;

     - we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property in an amount at least equal to the attributable debt with respect to the transaction; or

     - within 360 days after the effective date of the transaction, we or the restricted subsidiary apply an amount equal to the attributable debt with respect to the transaction to the optional prepayment or retirement of our long-term debt or that of any restricted subsidiary.

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

Section 801 of the indenture provides that we may consolidate with or merge into, and sell or transfer all or substantially all of our property and assets to, any other corporation. The corporation formed by the consolidation or into which we merge, or the corporation which acquires all or substantially all of our property and assets, must assume our obligations to:

     - pay the principal of, premium, if any, and interest on the debt securities; and

     - perform and observe all the terms, covenants and conditions of the indenture.

If, upon the consolidation, merger, sale or transfer, any principal property or any shares of capital stock or debt of any restricted subsidiary would become subject to a mortgage securing any debt of, or guaranteed by, the other corporation, we must secure, prior to the consolidation, merger, sale or transfer, the payment of the principal of, premium, if any, and interest on the debt securities equally and ratably with or prior to the debt secured by the mortgage. This provision would not apply to any mortgage which would be permitted in the first two paragraphs under "LIENS" above.

EVENTS OF DEFAULT

Section 501 of the indenture provides that the following are events of default with respect to debt securities of any series:

     - our failure to pay principal or premium, if any, on any debt security of that series when due;

     - our failure to pay interest on any debt security of that series when due, continued for 30 days;

     - our failure to make any sinking fund payment, when due, in respect of any debt security of that series;

     - our failure to perform any other covenant in the indenture that is applicable to debt securities of that series, continued for 90 days after written notice;

     - certain events involving bankruptcy, insolvency or reorganization; and

     - any other event of default applicable to debt securities of that series.

An event of default with respect to a particular series of debt securities (except as to matters involving bankruptcy, insolvency or reorganization) does not necessarily mean that there is an event of default with respect to any other series of debt securities.

If an event of default occurs and continues, the trustee or the holders of at least 25% of the outstanding debt securities of that series may declare those debt securities to be due and payable. However, at any time after such a declaration of acceleration has been made, but before the stated maturity of the debt securities, the holders of a majority of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul the acceleration if all events of default with respect to the debt securities, other than the non-payment of accelerated principal, have been cured or waived. You should refer to the prospectus supplement relating to any series of debt securities which are original issue discount securities for particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities upon the occurrence and continuance of an event of default.

Subject to the trustee's duties in the case of an event of default, the trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any holder unless one or more of them shall have offered reasonable indemnity to the trustee. Subject to this indemnification provision and certain other rights of the trustee, the holders of a majority of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, unless:

     - the holder shall have previously notified the trustee of a continuing event of default with respect to debt securities of that series and the holders of at least 25% of the outstanding debt securities of that series shall have requested, and offered reasonable indemnity to, the trustee to institute the proceeding;

     - the trustee shall not have received from the holders of a majority of the outstanding debt securities of that series a direction inconsistent with the request; and

     - the trustee shall have failed to institute the proceeding within 60 days.

However, the holder of any debt security will have an absolute right to receive payment of the principal of, premium, if any, and interest on the debt security on or after the applicable due dates and to sue for the enforcement of any such payment.

The indenture requires us to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any non-monetary default with respect to debt securities of the series if it considers it in the interest of the holders to do so.

DEFEASANCE AND COVENANT DEFEASANCE

Section 402 of the indenture provides that we may be discharged from most of our obligations in respect of the outstanding debt securities of any series if we irrevocably deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. This arrangement requires that we (a) receive an Internal Revenue Service ruling that holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, and (b) deliver to the trustee an opinion of counsel that the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit, defeasance and discharge.

Section 1006 of the indenture provides that we need not comply with certain restrictive covenants, including those described under "LIENS" and "SALE AND LEASE-BACK TRANSACTIONS" above, and that our failure to comply would not be an event of default under the indenture and the outstanding debt securities of any series, if we deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. Our other obligations under the indenture and the outstanding debt securities of the series would remain in full force and effect. This arrangement requires that we deliver to the trustee an opinion of counsel that (a) the holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, and (b) the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit and defeasance.

In the event the outstanding debt securities of the applicable series are declared due and payable because of the occurrence of an event of default other than that described in the preceding paragraph, the amount of money and government securities on deposit with the trustee may not be sufficient to pay amounts due on the outstanding debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable to pay these amounts.

AMENDMENTS TO THE INDENTURE AND WAIVER OF COVENANTS

Section 902 of the indenture provides that we may amend the indenture with the consent of the holders of 66 2/3% of the outstanding debt securities of each series affected by the amendments. However, unless we have the consent of each holder of the affected debt securities, we may not:

     - change the maturity date of the principal amount of, or any installment of principal of or interest on, any debt security;

     - reduce the principal amount of, premium, if any, or any interest on, any debt security or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration;

     - change the place or currency of payment of the principal of, premium, if any, or interest on, any debt security;

     - impair your right to sue for payment with respect to any debt security after its maturity date; or

     - reduce the percentage of outstanding debt securities of any series which is required to consent to an amendment of the indenture or to waive our compliance with certain provisions of the indenture or certain defaults.

The holders of 66 2/3% of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive covenants of the indenture. The holders of a majority of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except (a) a default in the payment of the principal of, premium, if any, or interest on any debt security of that series, or (b) in respect of a provision which under the indenture cannot be amended without the consent of each holder of the affected debt securities.

PAYMENTS, TRANSFER AND EXCHANGE

Unless otherwise indicated in the prospectus supplement, we will make payments of principal, premium, if any, and interest on the debt securities, and you may exchange and transfer the debt securities, at the office of the trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, or at the office of First Chicago Trust Company of New York, 14 Wall Street, 8th Floor -- Window 2, New York, New York 10005. We may elect to pay any interest by check mailed by first class mail to the address of the person entitled to receive the payment as it appears in the trustee's security register.

We will not charge you for any transfer or exchange of debt securities, but we may require you to pay any related tax or other governmental charge.

FORM OF DEBT SECURITIES

The debt securities will be issued in registered form. We will issue debt securities only in denominations of $1,000 or integral multiples of that amount, unless the prospectus supplement states otherwise.

Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we would issue global securities in the total principal amount of the debt securities distributed in that series.

GLOBAL SECURITIES

IN GENERAL. Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company.

NO DEPOSITARY OR GLOBAL SECURITIES. If a depositary for a series of debt securities is unwilling or unable to continue as depositary, and a successor is not appointed by us within 90 days, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.

OWNERSHIP OF THE GLOBAL SECURITIES; BENEFICIAL OWNERSHIP. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.

A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

THE DEPOSITORY TRUST COMPANY

The following is based on information furnished by The Depository Trust Company and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

REGISTERED OWNER. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. No single global security will be issued in a principal amount of more than $200 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

DTC ORGANIZATION. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations who directly participate in DTC. Other entities indirectly participate in DTC and may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DTC ACTIVITIES. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates.

PARTICIPANTS' RECORDS. Except as otherwise provided in the prospectus supplement, the debt securities must be purchased by or thorough direct participants, which will receive a credit for the debt securities on DTC's records. The beneficial owner's ownership interest in the debt securities is in turn recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmations from DTC of their purchase, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they entered into the transaction.

Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.

DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

NOTICES AMONG DTC, PARTICIPANTS AND BENEFICIAL OWNERS. Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

VOTING PROCEDURES. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.'s consenting or voting rights to the direct participants to whose accounts the securities are credited at that time.

PAYMENTS. Principal and interest payments made by us will be delivered to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time.

We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

REGARDING THE TRUSTEE


We maintain banking relationships in the ordinary course of business with The First National Bank of Chicago, the trustee under the indenture, and have two revolving credit agreements with such bank in the aggregate amount of $212.5 million. We also have debt securities currently outstanding under the indenture.


                              PLAN OF DISTRIBUTION

We may sell the debt securities to or through underwriters or dealers, and also may sell them directly or indirectly to one or more other purchasers or through agents. These underwriters may include Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated, or a group of underwriters represented by one or both of these firms. These firms also may act as agents.

The debt securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

In connection with the offering of the debt securities, certain underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the debt securities. These transactions may include stabilization transactions in accordance with Rule 104 of Regulation M, pursuant to which these persons may bid for or purchase the debt securities for the purpose of stabilizing their market price. The underwriters also may create a short position for the account of the underwriters by selling more debt securities in connection with the offering than they are committed to purchase from us, and in this case may purchase debt securities in the open market following completion of the offering to cover the short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the debt securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, but if any are undertaken, they may be discontinued at any time.

In connection with the sale of the debt securities, underwriters may receive compensation from us or from purchasers of the debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any of these underwriters or agents will be identified, and their compensation will be described, in the prospectus supplement.

Underwriters and agents who participate in the distribution of the debt securities may be contractually entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make with respect to these liabilities. These underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by us. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

                          VALIDITY OF DEBT SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the debt securities will be passed upon for Kimberly-Clark by O. George Everbach, our Senior Vice President -- Law and Government Affairs, and for the underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS


Our consolidated financial statements and related consolidated financial statement schedule as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated in this prospectus by reference to our Annual Report on Form 10-K/A for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which also are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

S.E.C. Filing Fee...........................................  $139,000
Trustee's Charges*..........................................     2,000
Printing and Engraving*.....................................    40,000
Accounting Fees*............................................    16,000
Rating Agency Fees*.........................................    80,000
Blue Sky and Legal Fees and Expenses*.......................     5,000
Miscellaneous*..............................................    23,000
                                                              --------
                                                              $305,000
                                                              ========

-------------------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Kimberly-Clark's by-laws provide, among other things, that Kimberly-Clark shall
(i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Kimberly-Clark) by reason of the fact that he is or was a director or officer of Kimberly-Clark, or is or was serving at the request of Kimberly-Clark as a director or officer of another corporation, or, in the case of a director or officer of Kimberly-Clark, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kimberly-Clark, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Kimberly-Clark to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Kimberly-Clark, or is or was serving at the request of Kimberly-Clark as a director or officer of another corporation, or, in the case of a director or officer of Kimberly-Clark, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kimberly-Clark and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Kimberly-Clark unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, Kimberly-Clark is not required to indemnify any director or officer of Kimberly-Clark in connection with a proceeding (or portion thereof) initiated by such director or officer against Kimberly-Clark or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Kimberly-Clark or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The by-laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by Kimberly-Clark of directors and officers under the circumstances provided in the provisions of the by-laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

Kimberly-Clark has purchased insurance which purports to insure Kimberly-Clark against certain costs of indemnification which may be incurred by it pursuant to the by-laws and to insure the directors and officers of Kimberly-Clark, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such directors and officers, except for liabilities resulting from their own malfeasance.

The forms of Underwriting Agreement and Distribution Agreement filed as Exhibits
1.1 and 1.2 hereto provide for indemnification and contribution by underwriters or agents, as the case may be, with respect to certain liabilities of directors and officers of Kimberly-Clark and other persons, if any, who control Kimberly-Clark.

ITEM 16. EXHIBITS.

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          1.1            -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          1.2            -- Form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.1            -- First Amended and Restated Indenture dated as of March 1,
                            1998 (the "Indenture") between Kimberly-Clark and Bank of
                            America National Trust and Savings Association, as
                            successor Trustee ("BOA") (incorporated by reference to
                            Exhibit 4.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          4.2            -- Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to
                            Exhibit 4.2 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          4.3            -- First Supplemental Indenture, dated as of November 6,
                            1992, to the Indenture (incorporated by reference to
                            Exhibit 4.3 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.4            -- Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit
                            4.4 to the Registration Statement on Form S-3 filed on
                            June 17, 1994 (Registration No. 33-54177))
          4.5            -- Instrument of Resignation, Appointment and Acceptance,
                            dated as of December 12, 1995, among Kimberly-Clark, BOA
                            and The First National Bank of Chicago, as successor
                            Trustee (incorporated by reference to Exhibit 4.5 to the
                            Registration Statement on Form S-3 filed on February 2,
                            1998 (Registration No. 333-45399))
          5*             -- Opinion of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of
                            Kimberly-Clark, as to the validity of the Debt Securities
         12**            -- Computation of Ratio of Earnings to Fixed Charges
         23.1**          -- Consent of Deloitte & Touche LLP
         23.2*           -- The consent of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of
                            Kimberly-Clark, is contained in his opinion filed as
                            Exhibit 5 to this Registration Statement
         24*             -- Directors' Powers of Attorney
         25**            -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National
                            Bank of Chicago, dated as of August 16, 1999


-------------------------

 * Previously filed in the Registration Statement on Form S-3 filed on December 15, 1998 (Registration No. 333-68903)

** Filed herewith

ITEM 17. UNDERTAKINGS.

Kimberly-Clark hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Kimberly-Clark pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Kimberly-Clark's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (5) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described under Item 15 above or otherwise, Kimberly-Clark has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Kimberly-Clark of expenses incurred or paid by a director, officer or controlling person of Kimberly-Clark in the successful defense of any action, suit or proceeding) is asserted against Kimberly-Clark by such director, officer or controlling person in connection with the securities being registered, Kimberly-Clark will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 20, 1999.


                                       KIMBERLY-CLARK CORPORATION

                                       By:       /s/ WAYNE R. SANDERS
                                          --------------------------------------
                                                     Wayne R. Sanders
                                                Chairman of the Board and
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           /s/ WAYNE R. SANDERS               Chairman of the Board and Chief      August 20, 1999
------------------------------------------      Executive Officer and Director
             Wayne R. Sanders                   (principal executive officer)

          /s/ JOHN W. DONEHOWER               Senior Vice President and Chief      August 20, 1999
------------------------------------------      Financial Officer (principal
            John W. Donehower                   financial officer)

            /s/ RANDY J. VEST                 Vice President and Controller        August 20, 1999
------------------------------------------      (principal accounting officer)
              Randy J. Vest


                                   DIRECTORS


                       *                                                 *
------------------------------------------------  ------------------------------------------------
               John F. Bergstrom                                   Louis E. Levy

                       *                                                 *
------------------------------------------------  ------------------------------------------------
           Pastora San Juan Cafferty                             Frank A. McPherson

                       *                                                 *
------------------------------------------------  ------------------------------------------------
                Paul J. Collins                                  Linda Johnson Rice

                       *                                                 *
------------------------------------------------  ------------------------------------------------
               Robert W. Decherd                                Wolfgang R. Schmitt

                       *                                                 *
------------------------------------------------  ------------------------------------------------
               William O. Fifield                                Randall L. Tobias

------------------------------------------------
              Claudio X. Gonzalez


August 20, 1999


                       *By:  /s/ O. GEORGE EVERBACH
                          -------------------------------
                                O. George Everbach
                                 Attorney-in-Fact

                                 EXHIBIT INDEX

The following is a list of Exhibits included as part of this Registration Statement.


        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------

          1.1            -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          1.2            -- Form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.1            -- First Amended and Restated Indenture dated as of March 1,
                            1998 (the "Indenture") between Kimberly-Clark and Bank of
                            America National Trust and Savings Association, as
                            successor Trustee ("BOA") (incorporated by reference to
                            Exhibit 4.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          4.2            -- Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to
                            Exhibit 4.2 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          4.3            -- First Supplemental Indenture, dated as of November 6,
                            1992, to the Indenture (incorporated by reference to
                            Exhibit 4.3 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.4            -- Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit
                            4.4 to the Registration Statement on Form S-3 filed on
                            June 17, 1994 (Registration No. 33-54177))
          4.5            -- Instrument of Resignation, Appointment and Acceptance,
                            dated as of December 12, 1995, among Kimberly-Clark, BOA
                            and The First National Bank of Chicago, as successor
                            Trustee (incorporated by reference to Exhibit 4.5 to the
                            Registration Statement on Form S-3 filed on February 2,
                            1998 (Registration No. 333-45399))
          5*             -- Opinion of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of
                            Kimberly-Clark, as to the validity of the Debt Securities
         12**            -- Computation of Ratio of Earnings to Fixed Charges
         23.1**          -- Consent of Deloitte & Touche LLP
         23.2*           -- The consent of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of
                            Kimberly-Clark, is contained in his opinion filed as
                            Exhibit 5 to this Registration Statement
         24*             -- Directors' Powers of Attorney
         25**            -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National
                            Bank of Chicago, dated as of August 16, 1999


-------------------------

 * Previously filed in the Registration Statement on Form S-3 filed on December 15, 1998 (Registration No. 333-68903)

** Filed herewith